                        TRUSTEE'S DISTRIBUTION STATEMENT

  THE                       TO THE HOLDERS OF:
BANK OF                     CORPORATE BAND-BACKED CERTIFICATES
  NEW                       SERIES 1997-CHR-1
  YORK                      CLASS A-1 CERTIFICATES
                            CUSIP NUMBER: 219-87H-AG0

in accordance with the Standard Terms and Conditions of Trust, The Bank of New York, as trustee submits the following cash basis statement for the period ending : FEBRUARY 1, 2007

INTEREST ACCOUNT
Balance as of AUGUST 1, 2006                                             $        0.00
   Schedule Income received on securities...............                 $1,862,500.00
   Unscheduled Income received on securities............                 $        0.00
   Interest Received on sale of Securties...............                 $        0.00
LESS:
   Distribution to Class A-1 Holders....................   $978,836.00
   Trustee Fees.........................................   $  2,250.00
   Fees allocated for third party expenses..............   $      0.00
Balance as of February 1, 2007                                Subtotal   $        0.00

PRINCIPAL ACCOUNT
Balance as of August 1, 2006                                             $        0.00
   Scheduled Principal payment received on securities...                 $  881,414.00
   Principal received on sale of securities.............                 $        0.00
LESS:
   Distribution to Class A-1 Holders....................   $881,414.00
   Distribution to Swap Counterparty....................   $      0.00
Balance as of February 1, 2007                                Subtotal   $        0.00
                                                               Balance   $        0.00

               UNDERLYING SECURITIES HELD AS OF: February 1, 2007
                          $50,000,000 7.45% Debentures
                                    Issued by
                                  CHRYSLER CORP
                              CUSIP#: 171-196-AS7